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                                                                    EXHIBIT 99.1

        RAILWORKS RECEIVES COMMITMENT FOR UP TO $165 MILLION IN FINANCING
           COMPANY FILES FOR VOLUNTARY REORGANIZATION UNDER CHAPTER 11
                   RAILWORKS OPERATIONS IN CANADA NOT IMPACTED

         BALTIMORE - September 21, 2001- RailWorks Corporation (Nasdaq: RWKS) announced today that it and its operating subsidiaries in the U.S. have voluntarily filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Maryland (Baltimore Division).

         RailWorks operations in Canada are not involved in yesterday's filings and continue to operate outside of bankruptcy.

         Members of the existing creditor group, including Bank of America, N.A, as administrative agent, CSFB Global Opportunities Advisers, LLC, Stonehill Capital Management LLC, and Travelers Casualty and Surety Company of America, have committed to provide a DIP (Debtor in Possession) credit facility and related bonding facility totaling up to $165 million, subject to Bankruptcy Court approval and the negotiation of definitive documentation. The facility includes a revolver and LC facility of up to $35 million, a term loan facility of up to $30 million, and surety bonding facility of up to $100 million supported by an LC facility of up to $40 million.

         "With this capital infusion and bonding facility, every division of our Company will be able to compete for new business, including bonded business," said Chief Executive Officer of RailWorks Corporation, John Kennedy. "Through reorganization we believe RailWorks will emerge from bankruptcy stronger and continue to be a leading supplier of rail related services and products.

         "We recognize that our employees, customers and suppliers are the lifeblood of our business, and appreciate their commitment to RailWorks. And we are grateful for the vote of confidence we are receiving from Bank of America, CSFB, Stonehill and Travelers," Kennedy said.

         The Company also announced that Norman Carlson, formerly of Arthur Andersen where he was the Worldwide Managing Director of the Transportation Industry Practice, was named the new non-executive Chairman of the Board. Glass & Associates continues to serve as the restructuring advisors. The law firms of Willkie Farr & Gallagher and Whiteford, Taylor & Preston represent RailWorks Corporation in its chapter 11 filings. Dresdner Kleinwort Wasserstein, Inc. serves as investment banker and restructuring advisor.

         Founded in March of 1998, RailWorks Corporation (RWKS) a leading supplier of rail system products, track construction, rehabilitation, repair and maintenance and installation of electrification, communication and signaling equipment for rail applications, and related products and services throughout North America. RailWorks is headquartered in Baltimore, Maryland.


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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         Statements in the press release regarding RailWorks' beliefs, intentions, expectations, plans or estimates (or similar expressions), constitute forward-looking statements for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause actual results to differ materially. Factors which could affect RailWorks' actual results include general economic conditions, competitive factors, seasonality of RailWorks' business, timing and integration of future acquisitions, dependence on public sector contracts and funding, exposure to fixed price contracts, labor relations, regulatory changes in the rail and transit industries, cyclical nature of the rail industry and commercial construction, availability and terms of financing for RailWorks' business, RailWorks' ability to meet obligations under debt instruments and changes in the laws that impact the way in which RailWorks conducts its business. Such factors may include, without limitation, the delays or the inability to complete the Company's plan of reorganization; the availability and terms of capital in light of recent losses, cash flow shortfalls and the Company's chapter 11 bankruptcy filing; and adverse actions which may be taken by creditors and the outcome of various bankruptcy proceedings. Management believes these statements, which are based on currently available information, are reasonable; however, undue reliance should not be placed on these statements.

CONTACT:
RailWorks Corporation
Stephanie Cohen Glass
410-580-6008
scohenglass@railworks.com